Exhibit 21
                         AMERITECH CORPORATION
                             SUBSIDIARIES
                          as of March 7, 1997

AMERITECH CORPORATION                                          Delaware
Illinois Bell Telephone Company (d/b/a Ameritech Illinois)     Illinois
Indiana Bell Telephone Company, Incorporated                   Indiana
   (d/b/a Ameritech Indiana)
Michigan Bell Telephone Company (d/b/a Ameritech Michigan)     Michigan
The Ohio Bell Telephone Company (d/b/a Ameritech Ohio)         Ohio
Wisconsin Bell, Inc. (d/b/a Ameritech Wisconsin)               Wisconsin
Ameritech Services, Inc. (Jointly owned by the Bell companies) Delaware Ameritech Center Phase I, Inc. (Jointly owned by AIT and ASI) Delaware
Ameritech Advanced Data Services of Illinois, Inc.             Delaware
Ameritech Advanced Data Services of Indiana, Inc.              Delaware
Ameritech Advanced Data Services of Michigan, Inc.             Delaware
Ameritech Advanced Data Services of Ohio, Inc.                 Delaware
Ameritech Advanced Data Services of Wisconsin, Inc.            Delaware
Ameritech Capital Funding Corporation                          Delaware
Ameritech Communications, Inc.                                 Delaware
Ameritech Communications of Illinois, Inc.                     Delaware
Ameritech Communications of Indiana, Inc.                      Delaware
Ameritech Communications of Michigan, Inc.                     Delaware
Ameritech Communications of Ohio, Inc.                         Delaware
Ameritech Communications of Wisconsin, Inc.                    Delaware
Ameritech Communications International, Inc.                   Delaware
Ameritech Credit Corporation (d/b/a Ameritech Capital          Delaware
   Services)
Ameritech Development Corporation                              Delaware
Ameritech Information Industries Services, Inc.                Delaware
Quantum Control Systems, LLC                                   Delaware
Ameritech Information Systems, Inc.                            Delaware
Ameritech EGA, Inc.                                            Delaware
Ameritech Information Access LLC                               Delaware
Ameritech Health Connections, Inc.                             Delaware
Ameritech Kidsoft Holdings, Inc.                               Delaware
Ameritech Knowledge Data, Inc.                                 Delaware
Ameritech Health Information Management Corporation of         Delaware
   Tennessee
Ameritech Health Information Management Corporation of Ohio    Delaware
Ameritech Managed Services, Inc.                               Delaware
Dynix Corporation                                              Delaware
Ameritech Library Services, Inc.                               Delaware
DMI Promark, Inc.                                              Delaware
Dynix Library Systems, Inc. (Canada)                           Canada
Dynix Library Systems (UK), Ltd.                               U.K.
Dynix Library Systems (Ireland), Ltd.                          Ireland
Dynix (France), S.A.                                           France
Dynix (Nederland), B.V.                                        Netherlands
Ameritech Mobile Communications, Inc.                          Delaware
Ameritech Mobile Communications of Wisconsin, Inc.             Wisconsin
Ameritech Mobile Phone Service of Chicago, Inc.                Illinois
Ameritech Mobile Phone Service of Cincinnati, Inc.             Delaware
Ameritech Mobile Phone Service of Detroit, Inc.                Delaware
Ameritech Mobile Phone Service of Illinois, Inc.               Illinois
Ameritech Mobile Services, Inc.                                Delaware
Ameritech Mobile Services of Wisconsin, Inc.                   Delaware
Metrocom Communications, Inc.                                  Delaware
AMCI Partnership Holdings, Inc.                                Delaware
Ameritech Mobile Data, Inc.                                    Delaware
CyberTel Financial Corporation                                 Delaware
CyberTel Cellular Telephone Company                            Delaware
CyberTel Corporation                                           Delaware
CyberTel Minneapolis Paging Corporation                        Delaware
CyberTel Cellular Management Corporation                       Delaware
CyberTel St. Louis Paging Corporation                          Delaware
GSAA, Inc.                                                     Delaware
Gensub, Inc.                                                   Delaware
Hawaiian Cellular Properties, Inc.                             Delaware
Ohio Paging Units, Inc.                                        Delaware
Ameritech Monitoring Services, Inc.                            Delaware
   (d/b/a SecurityLink from Ameritech)
SecurityLink from Ameritech, Inc.                              Delaware
National Guardian Electronic Services S.A. de C.V.             Mexico
National Guardian Security Services Corp. of Puerto Rico       Puerto Rico
Ameritech New Media, Inc.                                      Delaware
Ameritech Media Ventures, Inc.                                 Delaware
Ameritech New Zealand Funding Corporation                      Delaware
Ameritech New Zealand Investments, Inc.                        Delaware
Ameritech Belgium Investments, Inc.                            Delaware
Ameritech Belgium Leasing, Inc.                                Delaware
Ameritech International Belgium, LLC                           Delaware
Ameritech Holdings, Ltd.                                       New Zealand
Ameritech Publishing, Inc.                                     Delaware
Ameritech Interactive Media Services, Inc.                     Delaware
Ameritech Publishing of Illinois, Inc.                         Illinois
Ameritech International, Inc.                                  Delaware
Wer Liefert Was? BV                                            Netherlands
Wer Liefert Was? SA                                            Belgium
Wer Liefert Was? Ges.m.b.H.                                    Germany
Ameritech International China, LLC                             Delaware
Ameritech International Business Development Corporation       Delaware
Starline Insurance Company                                     Vermont
Ameritech Wireless Communications, Inc.                        Delaware
Ameritech Telecommunications Services Company                  Delaware
Ameritech Long Distance Industry Services, Inc.                Delaware
Ameritech Payphone Services, Inc.                              Delaware
Ameritech Payphone Services of Illinois, Inc.                  Illinois
Ameritech Payphone Services of Indiana, Inc.                   Indiana
Ameritech Payphone Services Ohio, Inc.                         Ohio
Ameritech Payphone Services of Michigan, Inc.                  Michigan
Ameritech Payphone Services of Wisconsin, Inc.                 Wisconsin